FORM
FORM PERFORMANCE AWARD UNDER THE
SONIDA SENIOR LIVING, INC.
2019 OMNIBUS STOCK AND INCENTIVE PLAN

Effective as of [•] (“Date of Grant”), a PERFORMANCE AWARD (“Award”) was granted by Sonida Senior Living, Inc. (the “Company”) to [NAME] (the “Holder”). This Performance Award is in all respects subject to the terms, definitions and provisions, of the Company 2019 Omnibus Stock and Incentive Plan (the “Plan”), and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.
1.Performance Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of [•]Shares of the Company as of the Date of Grant (“Target Award Restricted Shares”) subject to the Plan and to the terms and conditions set forth in this Award, including, without limitation, the Restrictions more specifically set forth in Section 4 below (“Restrictions”), and further subject to Holder’s execution of this Award agreement.
2.Vesting of Target Award Restricted Shares.
(a)The Award shall be one hundred percent (100%) unvested as of the Date of Grant. Except as otherwise provided in the Plan and this Award, the Target Award Restricted Shares shall vest and become non-forfeitable (referred to hereafter as “Vested Shares”) on the date that the performance results as described in Section (i), (ii), or (iii) of this Section 2(a) are satisfied at any time during the period that begins on the Date of Grant and ends on [•] (the “Performance Period”), provided that the Holder remains in continuous service with the Company or any of its Subsidiaries through the later of (i) the date on which the applicable performance results are satisfied, as applicable, or (ii) the first anniversary of the Date of Grant:
(i)If the volume weighted average price (the “VWAP”) of a share of the Company’s Common Stock exceeds $[•] per share for any ninety (90) calendar day trading period during the Performance Period, fifty percent (50%) of the Target Award Restricted Shares shall become vested as of the later of (A) the last trading day of such trading period or (B) the first anniversary of the Date of Grant;
(ii)If the VWAP of a share of the Company’s Common Stock exceeds $[•] per share for any ninety (90) calendar day trading period during the Performance Period, seventy-five percent (75%) of the Target Award Restricted Shares shall become vested as of the later of (A) the last trading day of such trading period or (B) the first anniversary of the Date of Grant; and
(iii)If the VWAP of a share of the Company’s Common Stock exceeds $[•] per share for any ninety (90) calendar day trading period during the Performance Period, one hundred percent (100%) of the Target Award Restricted Shares shall become vested as of the later of (A) the last trading day of such trading period or (B) the first anniversary of the Date of Grant.
(b)Except as otherwise provided in this Section 2, in the event that the Holder’s continuous service is terminated by the Company or by the Holder for any reason, the Holder shall forfeit the unvested Award as of the Holder’s termination date.
(c)In the event that the Holder’s continuous service is terminated by the Company on or after the first anniversary of the Date of Grant due to the Holder’s death or Disability (as defined in such Holder’s employment agreement (or, if not defined therein, as defined in the Plan)), the unvested Award shall remain outstanding and a pro-rated portion thereof shall vest if the applicable VWAP target is satisfied during the

Performance Period. The pro-rata portion, determined separately for each VWAP target set forth in clauses (i), (ii) and (iii) of Section 2(a) (or is deemed to be satisfied as provided in Section 3), and shall be based on a fraction, the numerator of which is the number of days that have elapsed between the Date of Grant and the date of the Holder’s termination and the denominator of which is the number of days that have elapsed between the date of grant and the date the applicable VWAP target is satisfied or, if applicable, is deemed satisfied as provided in Section 3.
3.Change in Control or Take Private.
(a)Change in Control or Private Transaction Before First Anniversary of Date of Grant. If, before the first anniversary of the Date of Grant, there occurs a Change in Control or an event which results in the Company’s Common Stock no longer being readily tradeable on an established securities market (“Private Transaction”), the number of Target Award Restricted Shares that shall vest upon the first anniversary of the Date of Grant (subject to the Holder’s continuous service with the Company or a Subsidiary through such date) (herein, the “Earned CiC Target Award Restricted Shares”) shall be determined under Section 2 using the greater of (i) the highest VWAP of a share of the Company’s Common Stock for any ninety (90) calendar day trading period during the portion of the Performance Period that began on the Date of Grant and ended on the date of (as applicable) the Change in Control or Private Transaction, and (ii) a deemed 90-trading-day VWAP equal to the highest price per Share paid to shareholders in the transaction. Notwithstanding anything in this Agreement to the contrary, if the Holder’s continuous service with the Company or any of its Subsidiaries terminates in (x) an Involuntary Termination or (y) due to the Holder’s death or Disability, in either case on or after the date of the Change in Control or Private Transaction (as applicable) and before the first anniversary of the Date of Grant, then the Holder will be vested in the Holder’s Earned CiC Target Award Restricted Shares immediately upon such termination.
(b)Change in Control or Private Transaction on or After First Anniversary of Date of Grant. If, on or after the first anniversary of the Date of Grant, there occurs a Change in Control or a Private Transaction and, except as provided in Section 2(c), provided that the Holder remains in continuous service with the Company or any of its Subsidiaries on the date of the Change in Control or Private Transaction, the price per Share paid to shareholders in the transaction shall be deemed to be the VWAP of a Share and the provisions of Section 2 shall be applied based on such deemed VWAP to determine the extent to which, if any, the Target Award Restricted Shares shall vest.
4.Restriction - Forfeiture of Target Award Restricted Shares. The Target Award Restricted Shares are each subject to the restrictions (“Restrictions”) that (i) all rights of Holder to any Target Award Restricted Shares which have not become Vested Shares shall, automatically and without notice, terminate and be permanently forfeited on the date Holder, for any reason, ceases to be in service with the Company or any of its Subsidiaries, except as otherwise stated herein; and (ii) all rights of Holder to the specified percentage of Target Award Restricted Shares which have not become Vested Shares because the performance results as defined in Section 2 or Section 3 have not been satisfied during the Performance Period shall, automatically and without notice, terminate and be permanently forfeited upon the expiration of the Performance Period or, if earlier, upon the occurrence of a Change in Control or a Private Transaction.
5.Withholding. As set forth in Section 14.3 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Holder to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Awarded Restricted Shares.

6.Issuance of Shares. During the Restricted Period (as defined in the Plan), the certificates representing the Target Award Restricted Shares, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions and the existence of this Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Target Award Restricted Shares which shall be forfeited in accordance with the terms of this Award. The Company will retain custody of all related Restricted Share Distributions, which will be subject to the same Restrictions, terms, and conditions as their related Target Award Restricted Shares, until Holder is entitled to receive Vested Share certificates for the such Target Award Restricted Shares; and provided, further, that the Restricted Share Distributions which relate to Target Award Restricted Shares which are forfeited, shall be forfeited on the same date as such Target Award Restricted Shares are forfeited; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that on the date of any material breach of any terms of this Award, as reasonably determined by the Committee (as defined in the Plan), there shall be, automatically and without notice, an immediate forfeiture of all of both Target Award Restricted Shares and Restricted Share Distributions.
Target Award Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and, without limitation, Holder shall have all of the rights and privileges of an owner of the Target Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Target Award Restricted Shares, nor the related Restricted Share Distributions, unless and until they become Vested Shares.
7.Administration of Award. The determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.
8.No Transfers Permitted. Without limitation, the rights under this Award are not transferable.
9.Section 83(b) Election. Holder may elect under Section 83(b) of the Code to include in his or her gross income, for his or her taxable year in which the Target Award Restricted Shares are transferred to such Holder under this Award, the excess of the fair market value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Target Award Restricted Shares at the Date of Grant, over the amount (if any) paid for the Target Award Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay the minimum withholding taxes required to be made by the Company.
10.Interpretation.
(a)If any provision of this Award is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Award shall be construed and enforced as if such provision had never been included in the Award.
(b)THIS AWARD SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.
(c)Headings contained in this Award are for convenience only and shall in no manner be construed as part of this Award.

(d)Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.
SONIDA SENIOR LIVING, INC.

By:     Name:
Title:

Assignment Separate From Certificate
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Sonida Senior Living, Inc. the Target Award Restricted Shares subject to this Award, standing in the undersigned's name on the books of said Sonida Senior Living, Inc., represented by a Stock Certificate herewith and do hereby irrevocably constitute and appoint the corporate secretary of Sonida Senior Living, Inc. as attorney to transfer the said stock on the books of Sonida Senior Living, Inc. with full power of substitution in the premises.

Dated
_______________________________
[•], Holder

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) my receipt of this Award and the Plan, (ii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iii) my understanding of the terms and provisions of this Award, and (iv) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award.
Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under this Award or the Plan.

Dated
_________________________________
[•], Holder